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                                                                     Exhibit 5.1

                        STRADLING YOCCA CARLSON & RAUTH
                          A PROFESSIONAL CORPORATION       SAN FRANCISCO OFFICE
                               ATTORNEYS AT LAW            44 MONTGOMERY STREET,
                     660 NEWPORT CENTER DRIVE, SUITE 1600       SUITE 2950
                     NEWPORT BEACH, CALIFORNIA 92660-6441     SAN FRANCISCO,
                           TELEPHONE (949) 725-4000          CALIFORNIA 94104
                           FACSIMILE (949) 725-4100      TELEPHONE (415)283-2240
                                                         FACSIMILE (415)283-2255

                                 May 16, 2000


Qualstar Corporation
6709 Independence Avenue
Canoga Park, California 91303

Re:  Registration Statement on Form S-1 -- Registration No. 33-96009

Ladies and Gentlemen:

     At your request, we have examined Registration Statement on Form S-1, Registration No. 33-96009, filed by Qualstar Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission on February 2, 2000 (as amended by Amendment Nos. 1 through 4 thereto and as may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,875,000 shares of Common Stock of the Company, no par value (the "Common Stock"). The Common Stock includes 375,000 shares which will be subject to an over-allotment option to be granted to the underwriters by the Company. The shares of Common Stock are to be sold to the underwriters as described in the Registration Statement for sale to the public.

     As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

     Based on the foregoing, it is our opinion that the 2,875,000 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                 Very truly yours,



                                 STRADLING, YOCCA, CARLSON & RAUTH